EXHIBIT 16.1

                                          REMINICK, AARONS & COMPANY, LLP
                                           Certified Public Accountants
                                                 685 Third Avenue
                                              New York, NY 10017-4037
                                    Tel: (212) 697-6900    Fax: (212) 490-1412





                                                     February 7, 2000




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

         We have read the statements made by Financial Intranet, Inc. Concerning the Company's change in independent accountants which we understand will be filed as part of the Company's Form 8-K dated February 7, 2000. We agree with the disclosures made by the Company included in Item 4 of such filing.

                                            Very truly yours,



                                            /s/Reminick, Aarons & Company, LLP